Exhibit 99.2

Grant Park Fund Class A, B, Legacy 2, Global 2 and Global 3 Units

Monthly Performance Report August 2011

Consider your Alternatives. Invest smarter.® GRAND PARK FUND®

DCM Brokers, LLC

Member FINRA/SIPC

Servicing Agent

626 W. Jackson, Suite 600

Chicago, IL 60661

This sales and advertising literature must be read in conjunction with the prospectus in order to understand fully all of the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with this offering. This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus. The information in this document is valid only as of the date hereof and may be changed without notice.

This communication is confidential and is intended solely for the information of the person to whom it has been delivered.

2 Grant Park Fund Performance Report • August 2011

Market Commentary: August 2011

Currencies: The Swiss franc underwent a sharp selloff due to intervention by the Swiss National Bank attempting to devalue the currency. The euro posted modest gains against counterparts on news the European Central Bank (ECB) was considering buying Italian debt to aid the ailing Italian financial system. Higher-yielding currencies, such as the Australian and New Zealand dollar, declined sharply as concerns surrounding global economic growth weighed on investor risk appetite.

Energy: Crude oil markets fell in excess of 7% due to weak industrial demand throughout the month. Disappointing economic indicators, waning investor confidence, and concerns regarding stalled global economic growth were the main drivers behind declines. Temperate U.S. climates and a rise in domestic inventories pushed natural gas markets lower.

Equities: The credit downgrading of the U.S. debt markets sent a wave of panic through the financial markets and caused a sharp selloff in equities. Failure of the ECB to produce a new plan to aid the ailing European financial system put pressure on Eurozone equity prices. In Asia, the Hong Kong Hang Seng Index declined due to beliefs the elevated inflation rate in China would make it difficult for the Chinese government to foster growth by easing monetary policy.

Fixed Income: U.S. Treasury markets produced strong gains due to increased safe-haven buying amidst turmoil in the financial markets. Investors drove U.S. debt products higher as they sought safety from the financial instability of the Eurozone and from sharp declines in the global equity markets.

Grains/Foods: U.S. grain markets moved sharply higher due to delayed plantings and weak harvest estimates stemming from poor weather conditions in key U.S. farming regions. Sugar prices also rose following reports which forecasted weak Brazilian production and elevated demand from China.

Metals: Gold and silver markets rallied due to a surge in safe-haven demand stemming from the credit downgrading of the U.S. fixed-income markets. Investors bought gold to hedge short-term U.S. dollar weakness and added to gains. Base metals markets generally fell during the month, depressed by sharp declines in the global equity markets and weak economic data.

A Units (Closed to New Investment)

2000	2001	2002	2003	2004	2005
11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2006	3.5%	-3.3%	4.1%	9.5%	-0.8%	-2.9%	-3.7%	2.2%	-1.1%	-0.6%	3.6%	-0.9%	**9.1%**
2007	1.3%	-4.2%	-4.6%	5.2%	4.6%	4.2%	-3.7%	-3.7%	8.8%	5.2%	-0.7%	0.6%	**12.6%**
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	**19.9%**
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	**-9.2%**
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%					**-6.7%**

B Units (Closed to New Investment)

2003	2004	2005
7.7%	-8.4%	-4.3%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2006	3.4%	-3.4%	4.0%	9.4%	-0.9%	-2.9%	-3.7%	2.1%	-1.2%	-0.7%	3.5%	-0.9%	**8.3%**
2007	1.2%	-4.3%	-4.6%	5.2%	4.5%	4.1%	-3.8%	-3.8%	8.7%	5.2%	-0.7%	0.6%	**11.8%**
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	**18.9%**
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	**-9.9%**
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%					**-7.1%**

Legacy 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-1.6%	1.6%	-3.1%	-1.1%	1.3%	1.2%	-2.4%	4.0%	-3.2%	**-3.6%**
2010	-7.8%	0.8%	4.1%	1.7%	-3.5%	-0.1%	-1.5%	2.8%	3.2%	4.3%	-2.3%	4.6%	**5.7%**
2011	-0.4%	2.3%	-2.2%	3.8%	-6.6%	-3.7%	3.2%	-1.7%					**-5.6%**

Global 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.1%	-3.2%	3.6%	-4.2%	**-4.6%**
2010	-7.8%	0.7%	3.6%	1.5%	-2.2%	0.3%	-2.5%	2.7%	1.9%	3.7%	-2.2%	3.6%	**2.6%**
2011	-0.8%	2.0%	-1.9%	2.9%	-6.5%	-3.4%	3.1%	-1.3%					**-6.1%**

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	**-6.0%**
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%					**-7.2%**

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund Performance Report August 2011 3

A, B and Legacy Units Global Units

Sector Positions at Month-End Sector Positions at Month-End

Monthly Exposure by Sector Monthly Exposure by Sector

Performance reported is gross of fees and expenses.

Trading Performance by Sector

Performance reported is gross of fees and expenses.

Trading Performance by Sector

Glossary

Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.

No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.

Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.

Commodity futures trading may be illiquid.

An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.

Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.

Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.

Grant Park’s use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.

You will have no right to participate in the management of Grant Park.

The structure and operation of Grant Park involves several conflicts of interest.

Your annual tax liability may exceed cash distributions to you.

4 Grant Park Fund Performance Report • August 2011

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	2	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	5.56%	4.94%	7.12%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - August 2011	
Total Fund Assets (A,B, Legacy, Global)	$895M
12-Month Return	2.3%
Average 12-Month Return	18.3%
36-Month Cumulative Return	-2.5%
60-Month Cumulative Return	20.4%
Compounded Annualized ROR	13.6%
3-Year Compounded Annualized ROR	-0.8%
5-Year Compounded Annualized ROR	3.8%
10-Year Compounded Annualized ROR	5.2%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 – 1/10)	-16.4%
Average 1-month Gain	6.5%
Average 1-month Loss	-4.4%
# of Winning Months	144
# of Losing Months	128

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] July 2001 - June 2011		
↑↓	Moved in Opposite Directions	45% 54 of 120 months
↑↑	Positive Results for Both	35% 42 of 120 months
↓↓	Negative Results for Both	20% 24 of 120 months

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

All charts in this document were prepared by Dearborn Capital Management, LLC.
©2011 Grant Park Fund. All rights reserved.

GRANT PARK FUND

www.grantparkfunds.com
866-242-4055

Sponsored by DEARBORN CAPITAL MANAGEMENT, LLC

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